                  As filed with the Securities and Exchange
                        Commission on October 23, 1996

                                                         Registration No. 333-
================================================================================

                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                              ______________________

                                     FORM S-3

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              ______________________

                                  SPYGLASS, INC.
              (Exact name of registrant as specified in its charter)

   DELAWARE                                                  37-1258139
   (State or other                                        (I.R.S. Employer
   jurisdiction of                                        Identification
   incorporation or                                       Number)
   organization)

         1240 EAST DIEHL ROAD, NAPERVILLE, ILLINOIS 60563  (708) 505-1010
                (Address, including zip code, and telephone number,
         including area code, of registrant's principal executive offices)
                              ______________________

                             PATRICK J. RONDEAU, ESQ.
    HALE AND DORR, 60 STATE STREET, BOSTON, MASSACHUSETTS 02109 (617) 526-6000
             (Name, address, including zip code, and telephone number,
                    including area code, of agent for service)
                              ______________________

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
                              ______________________

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                                   /    /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans check the following box.

                                   / X  /

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                   /    /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

                                   /    /

     If delivery of this prospectus is expected to be made pursuant to Rule 434, please check the following box.

                                   /     /

                                 CALCULATION OF REGISTRATION FEE

  =============================================================================================
  |                                         |          | Proposed  |   Proposed    |          |
  |                                         |          | Maximum   |   Maximum     |  Amount  |
  |                                         |  Amount  | Offering  |   Aggregate   | of Regis-|
  |      Title of Each Class                |  to be   | Price Per |   Offering    | tration  |
  |  of Securities to be Registered         |Registered| Share(1)  |   Price(1)    |   Fee    |
  ---------------------------------------------------------------------------------------------
  |Common Stock, $.01 par value..........   |  117,613 |  $ 17.75  | $2,087,630.75 | $633.00  |
  |                                         |  shares  |           |               |          |
  =============================================================================================


(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and based upon prices on the Nasdaq National Market on October 21, 1996.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
  Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

                               SUBJECT TO COMPLETION
                                 OCTOBER 23, 1996


PROSPECTUS
                                  117,613 Shares

                                  SPYGLASS, INC.

                                   Common Stock
                              ______________________

     This Prospectus covers the resale of 117,613 shares of Common Stock of Spyglass, Inc. ("Spyglass" or the "Company") by certain stockholders of the Company (the "Selling Stockholders"). See "Selling Stockholders." The shares of Common Stock covered by this Prospectus were issued to the Selling Stockholders in connection with the Company's acquisition of SurfWatch Software, Inc. in a transaction completed on April 24, 1996. The Company will not receive any of the proceeds from the sale of these shares by the Selling Stockholders.

     The Selling Stockholders may from time to time sell the shares covered by this Prospectus on the Nasdaq National Market in ordinary brokerage transactions, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

     The Common Stock is quoted on the Nasdaq National Market under the symbol SPYG.

                      SEE "RISK FACTORS" BEGINNING ON PAGE 5
                    FOR CERTAIN CONSIDERATIONS RELEVANT TO AN
                         INVESTMENT IN THE COMMON STOCK.

                              ______________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this Prospectus is October __, 1996

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time that the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                              AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such documents can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices: Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and copies of such material may be obtained from the Commission's public reference section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission maintains a site on the World-Wide Web ("WWW") that contains reports, proxy and information statements regarding the Company. The Commission's WWW site is (http://www.sec.gov). The Common Stock is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

     The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and its Common Stock, reference is hereby made to such Registration Statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance reference is hereby made to the copy of such contract or document (if any) filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The Registration Statement and the exhibits and schedules thereto may be examined without charge at the public reference section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 and copies of all or any part thereof may be obtained from the Commission upon payment of prescribed fees.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission are incorporated herein by reference:

     (1) the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, as amended by an Annual Report on Form 10-K/A filed with the Commission on May 17, 1996;

     (2) the Company's Current Report on Form 8-K dated February 2, 1996, as amended by a Current Report on Form 8-K/A filed with the Commission on April 17, 1996;

     (3) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as amended by a Quarterly Report on Form 10-Q/A filed with the Commission on May 17, 1996;

     (4) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996;

     (5) the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996; and

     (6) the Company's Registration Statement on Form 8-A dated May 11, 1995 registering the Common Stock under Section 12(g) of the Exchange Act.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to October 23, 1996 and prior to the termination of the offering of the Common Stock registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). Requests for such copies should be directed to the Treasurer of the Company, 1240 East Diehl Road, Naperville, Illinois 60563; telephone (708) 505-1010.

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.

                                   The Company


     Spyglass, Inc. ("Spyglass" or the "Company") develops, markets and distributes embeddable World-Wide Web ("WWW") technologies to software developers, on-line service providers and communications device developers. These technologies enable organizations to offer products and services for electronic publishing, commerce and collaboration on the Internet. The Company's two principal products are the Client Software Development Kit ("CSDK") and the Server Software Development Kit ("SSDK"). These kits break out individual pieces of World-Wide Web functionality into technology components that are used in combination to build new Web-based applications, or individually to add specific Web capabilities to existing products and services.

     The CSDK divides the functionality of the conventional WWW browser into individual software components. Customer companies use these components to build customized standalone browsers, or to embed specific browser functionality--such as the ability to retrieve and display hypertext markup language (HTML) documents--into existing applications (e.g., a computer-aided design program), or devices, (e.g., a personal digital assistant). The CSDK technology is based in part on NCSA Mosaic, which is owned by the University of Illinois and is licensed to the Company, along with the Mosaic name and spinning globe logo, on an exclusive basis (with certain limited exceptions). The SSDK splits WWW server functionality into software components that can be used to build a fully functioning World-Wide Web server to manage and control access to information stored at individual WWW databases or sites. The SSDK components can be embedded into hardware devices such as a network router, or integrated in existing applications such as databases.

     Through the acquisitions of Stonehand Inc., SurfWatch Software, Inc. and
OS Technologies Corporation in 1996, Spyglass has added display, editing, filtering and conferencing components that further enhance the value of its WWW technology kits to companies wishing to enhance their products and services with Web functionality. The Company intends to build upon the user popularity of its CSDK and SSDK technology by developing or acquiring additional client and server technologies that can be used by a variety of computer software developers, on-line service providers, communications device developers, commercial organizations and computer users to more effectively publish and access information and conduct commerce on the Internet.

     The Company was organized as an Illinois corporation in February 1990 and reincorporated in Delaware in May 1995. The Company's principal office is located at Naperville Corporate Center, 1240 East Diehl Road, Naperville, Illinois 60563 and its telephone number is (708) 505-1010. The Spyglass WWW address is http://www.spyglass.com. As used in this prospectus, the term "Company" refers to Spyglass, Inc. (including its predecessor Illinois corporation) and its wholly owned subsidiaries, unless the context otherwise requires.

                                   RISK FACTORS

     In addition to the other information in this Prospectus, the following factors should be considered carefully by potential investors in evaluating an investment in the Common Stock offered hereby.

     Variability of Quarterly Operating Results. The Company's quarterly operating results have varied and may continue to vary significantly depending on factors such as the timing of significant license agreements, the terms of the Company's licensing arrangements with its customers and the timing of new product introductions and upgrades by the Company and its competitors. The Company typically structures its license agreements with customers to require commitments for a significant minimum number of licenses, and license revenues are recognized as the committed licenses are purchased. The license commitments typically provide for these purchases to be made over several quarters. The Company typically experiences the greatest proportion of net revenue in the first quarter of a license arrangement. The Company's net revenue from a license arrangement often declines after the first quarter of the arrangement as the number of copies purchased by the customer declines. Additional revenues from a customer will not be earned unless and until the initial committed levels are exceeded. The Company's revenues in any quarter will therefore depend in significant part on its ability to sell licenses to new customers in that quarter. The Company's expense levels are based in part on expectations of future revenue levels and any shortfall in expected revenue could therefore result in a disproportionate decrease in the Company's net income.

     New and Uncertain Market. The commercial market for Internet services and products has only recently begun to develop, and the Company's future success will depend in large part on increased commercial use of the Internet. Although there has been a significant increase in the use and popularity of the Internet over the past year, commercial use continues to be constrained by the need for reliable processes such as security measures for electronic commerce as well as the need for readily available customer support and a supporting infrastructure providing widespread Internet accessibility and high-speed communications capabilities. There can be no assurance that widespread commercial use of the Internet will develop. Also, while the Company believes, based upon its contacts with customers and potential customers, that vendors of products offered to computer users will increasingly seek to include WWW software component technology in their product offerings to ensure that users can effectively access information published by such vendors on the Internet, there can be no assurance that vendors will seek to incorporate browsers in their products or that customers will accept multiple browsers on their computers.

     Dependence on OEMs, VARs and Distributors.  The Company licenses the
CSDK and the SSDK to OEMs, VARs and distributors that include the CSDK and the SSDK in their products and services. The success of the Company is therefore dependent in large part upon the performance of its customers, which is outside the Company's control. The Company's relationships with most of its customers have been established within the last two years, and the Company is unable to predict with accuracy the extent to which its customers will be successful in marketing and selling products incorporating the CSDK and the SSDK. The loss of any of the Company's current customers, either to competitive products offered by other companies or to products developed internally by the customers, could have a material adverse effect on the Company. Moreover, the Company's future success will depend in part on its ability to attract new customers, including customers in additional industry segments.

     Competition. The market for software products used in connection with the Internet is extremely competitive. Moreover, because the Internet is an open system designed to be freely available to computer users worldwide, and because of the increasing popularity of the Internet, the Company expects that it will encounter increased competition in the future. The Company currently faces competition from a wide variety of sources, including other Internet technology vendors (such as Netscape Communications Corporation), on-line service companies and Internet access companies that offer WWW access through their own browsers (such as Prodigy and NETCOM On-line Communication Services), networking software companies that have developed their own WWW technologies (such as Netmanage and Frontier Technology) and vendors of operating systems that incorporate WWW technologies. In licensing its Internet software component technologies to software companies, the Company considers its prime competition to be the prospect company's internal software development resources. Additional competition for the Company's products may come from Microsoft Corporation, to which the Company granted a multi-year, multi-platform, worldwide license to distribute client technology for a combination of per copy and fixed license fees, and browser and server software available over the Internet that may be downloaded and used without charge.

     Dependence on the CSDK and the SSDK. The Company currently derives substantially all of its revenues from licenses of the CSDK and the SSDK. As a result, any factors adversely affecting the sales of these products, such as increased price competition or the introduction of technologically superior products, could have a material adverse effect on the Company. A number of companies market Internet browsers and servers and the Company expects that additional competitive products will be introduced in the future. The Company's future financial performance will depend in significant part on its ability to develop and introduce new products and its ability to increase the performance, functionality and flexibility of the CSDK and the SSDK. There can be no assurance that any such new products or product improvements will be successfully developed or achieve market acceptance.

     Technological Change and New Products. The market for Internet software products is characterized by rapidly changing technology, evolving industry standards and customer demands, and frequent new product introductions and enhancements. These market characteristics are exacerbated by the emerging nature of this market and the fact that many companies have only recently introduced products, and many more companies are expecting to introduce their first Internet products in the near future. The Company's future success will depend in significant part on its ability to continually improve the performance, features and reliability of the CSDK and the SSDK in response to both competitive product offerings and evolving demands of the marketplace, and there can be no assurance that the Company will be successful in doing so. In addition, a key element of the Company's business strategy is the development and introduction of new products that capitalize on the increasing use of the Internet for publishing, collaboration and commercial transactions. There can be no assurance that the Company will be successful in developing such products or that such products will meet with market acceptance. In addition, new product releases by the Company, whether improved versions of the CSDK and the SSDK or introductions of new products, may contain undetected errors that require significant design modifications, resulting in a loss of customer confidence and adversely affecting sales.

     Management of Growth; Integration of Acquisitions. The Company's business has grown significantly over the past several years as a result of both internal growth and acquisitions of products and businesses. The Company has consummated three acquisitions since January 1996, and the Company may make additional acquisitions in the future. Managing this growth, and integrating acquired products and businesses, requires a significant amount of management time and skill. There can be no assurance that the Company will be effective in managing its future growth or in assimilating acquisitions or that any failure to manage growth or assimilate an acquisition will not have a material adverse effect on the Company's business, operating results or financial condition. Furthermore, there can be no assurance that any past or future acquisitions will produce the results anticipated by the Company.

     Limited Proprietary Rights. One of the Company's principal products, the CSDK, is based in part on NCSA Mosaic. NCSA Mosaic was developed in 1993 by the National Center for Supercomputing Applications at the University of Illinois at Urbana-Champaign and is available on a free-with-copyright basis from the University to anyone using the Internet. As part of the agreement between the Company and the University of Illinois, the University has certain rights to incorporate features of the CSDK (limited to certain releases) into NCSA Mosaic. Although the University is not permitted to make NCSA Mosaic available for distribution by resellers, the free availability of NCSA Mosaic may adversely affect sales of licenses for the CSDK.

     The NCSA Mosaic technology underlying the CSDK, as well as the Mosaic name, is owned by the University of Illinois and is licensed to the Company pursuant to an exclusive (subject to previously granted licenses described below), royalty-bearing license agreement. Although this license agreement is terminable by the University only in the event of a material breach by the Company of its obligations thereunder, the termination of this license would have a material adverse effect on the Company. The University of Illinois has informed the Company that, prior to granting exclusive rights to the Company, the University granted certain rights with respect to NCSA Mosaic to approximately 10 organizations, some of which have developed and market WWW browsers based on NCSA Mosaic.

     The Company does not have any patents on its own technology, and relies upon copyright law, trade secret protection and confidentiality and/or license agreements with its employees, customers and others to protect its proprietary technology. Effective copyright and trade secret protection may not be available in every foreign country in which the Company's products are distributed. The University of Illinois has no patent protection for NCSA Mosaic. There can be no assurance that the steps taken by the Company (or the University of Illinois) to protect their proprietary technology will be adequate to prevent misappropriation of its technology by third parties, or that third parties will not be able to develop similar technology independently. In addition, there can be no assurance that other parties will not assert technology infringement claims against the Company.

     Dependence on Key Personnel. The Company's success will depend in large part upon the services of a number of key employees, including Douglas P. Colbeth, its President and Chief Executive Officer and Tim Krauskopf, its co-founder and Vice President of Research & Development. The loss of the services of one or more of these key employees could have a material adverse effect on the Company. The Company's success will also depend in significant part upon its ability to attract and retain highly-skilled management, technical and marketing personnel. Competition for such personnel in the software industry is intense, and there can be no assurance that the Company will be successful in attracting and retaining such personnel.

     Government Regulation and Legal Uncertainties. The Internet is just emerging as a commercial market, and as a result there are few laws or regulations directly applicable to access to or commerce on the Internet. However, as the use of the Internet increases, it is possible that a number of laws and regulations may be adopted covering issues such as user privacy, pricing, and characteristics and quality of products and services. Moreover, because the Internet has only recently come into widespread use, it is not yet clear how existing laws governing issues such as property ownership, libel and personal privacy apply to transactions on the Internet. The legal framework that ultimately develops with respect to the Internet may restrict on some ways the Company's business or otherwise adversely affect its operating results.

     Volatility of Stock Price. There has been significant volatility in the market price of securities of technology-based companies, particularly Internet-related companies and companies similar in size to the Company. Factors such as announcements of technological developments or new products by the Company or its competitors, variations in the Company's quarterly operating results, general economic or stock market conditions unrelated to the Company's operating performance, and the investing public's perception of the commercial opportunities offered by the Internet may have a significant impact on the market price of the Common Stock.

                                 USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Common Stock by the Selling Stockholders.


                               SELLING STOCKHOLDERS

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by each Selling Stockholder as of October 22, 1996. The Selling Stockholders are employees or former employees of SurfWatch Software, Inc., now a wholly-owned subsidiary of the Company. No Selling Stockholder has been an officer of, or had any other material relationship with, the Company since June 1, 1993.


                             Number of              Number of
   Name of                   Shares of              Shares of
   Selling                  Common Stock          Common Stock
Stockholder(1)         Beneficially Owned(2)    Offered Hereby(2)
--------------         ---------------------    -----------------
Ann W. Duvall and
William Duvall(3)            274,198                  69,125

The Jay Friedland
Charitable Remainder
Trust II(4)                   46,083                  46,083

Helen R.S. MacKenzie           4,608                   1,152

Matthew Kendall                4,608                   1,152

Anup Murarka                     230                      58

Randy Carr                       173                      43
                            --------                --------

TOTALS                       329,900                 117,613
______________________________________________________________________


(1) Sales of the shares of Common Stock offered hereby may also be made by permitted persons or entities to whom such shares are gifted, transferred or pledged by the Selling Stockholders listed herein.

(2) Of the total shares of Common Stock listed as beneficially owned by the Selling Stockholders, a total of 47,045 shares are held in an escrow account to secure indemnification obligations to the Company of the Selling Stockholders. It is expected that these shares (less any shares which may be distributed from the escrow account to the Company in satisfaction of indemnification claims) will be released from escrow and distributed to the Selling Stockholders on April 24, 1997. The number of shares indicated as beneficially owned by the Selling Stockholders includes those shares (representing 10% of the number of shares listed as beneficially owned by each Selling Stockholder) which such Selling Stockholder is entitled to receive upon distribution of these shares from the escrow account. The total number of shares listed as beneficially owned by the Selling Stockholders also includes 3,238 shares which each of Ann Duvall, William Duvall and Jay Friedland have pledged to the Company in support of loans from the Company.

(3) Of the total number of shares listed as beneficially owned by Ann W. Duvall and William Duvall, 26,740 shares are held in Ann W. Duvall's name, 7,386 shares are held in William Duvall's name and the remaining 240,072 shares are held jointly. All of the 240,072 shares held jointly by Ann
      W. Duvall and William Duvall have been reregistered in the street name of Goldman, Sachs & Co. Of these 240,072 shares, 170,947 are currently pledged in support of loans made to the Duvalls. The 69,125 shares being registered are held by the Duvalls jointly and are not currently pledged in support of loans.

(4)   Jay Friedland is trustee of The Jay Friedland Charitable
      Remainder Trust II and has sole voting and investment control over the shares held by the trust. Mr. Friedland also holds 90,299 shares of the Company's Common Stock in his own name.

                        PLAN OF DISTRIBUTION

      The shares of Common Stock covered by this Prospectus may be offered and sold from time to time by the Selling Stockholders. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the Nasdaq National Market or otherwise, at prices related to the then-current market price or in negotiated transactions, including pursuant to one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. In effecting sales, broker-dealers engaged by the Selling Stockholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders in amounts to be negotiated immediately prior to the sale.

      The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including certain liabilities under the Securities Act. Additionally, the Company will pay the expenses incurred by it in connection with this offering, other than discounts, commissions, fees or expenses of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Stock, or legal expenses of any person other than the Company.

      In offering the shares of Common Stock covered hereby, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions.

      The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock covered hereby they are required to comply with Rules 10b-6 and 10b-7 under the Exchange Act, as those Rules are described in more detail below, and, in connection therewith, that they may not engage in any stabilization activity in connection with the Company's securities, are required to furnish to each broker-dealer through which Common Stock covered hereby may be offered copies of this Prospectus, and may not bid for or purchase any of the Company's securities except as permitted under the Exchange Act. Rule 10b-6 under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 10b-7 governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.

      In connection with distributions of the Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions.
In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of Common Stock in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell Common Stock short and redeliver the shares to close out such short positions. The Selling Stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or financial institution of the Common Stock offered hereby, which Common Stock such broker-dealer or other financial institution may, subject to the applicable stockholder's agreement, resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge the shares registered hereunder to a broker-dealer or other financial institution and, upon a default, such broker-dealer or financial institution may, subject to the applicable stockholder's agreement, effect sales of the pledged Common Stock pursuant to this Prospectus. In addition, any Common Stock covered by this Prospectus that qualifies for sale pursuant to Rule 144 may be sold under Rule 144 under the Securities Act rather than pursuant to this Prospectus.

                            LEGAL MATTERS

      The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts.

                               EXPERTS

      The consolidated financial statements of Spyglass, Inc. for each of the three years in the period ended September 30, 1995 incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995, have been audited by Price Waterhouse LLP, independent public accountants, as set forth in their reports incorporated by reference herein. Such financial statements referred to above are incorporated herein by reference in reliance upon the authority of said firm as an expert in giving such reports.

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION



     Item                                                             Amount

     SEC Registration Fee.....................................      $     633
     Accounting Fees and Expenses.............................          5,000*
     Legal Fees and Expenses..................................          5,000*
     Miscellaneous............................................          4,367*
                                                                    ---------
     Total....................................................      $  15,000*
                                                                    =========


*Estimated

ITEM 15   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

     Article NINTH of the Registrant's Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) and amounts paid in settlement reasonably incurred in connection with any action by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against all expenses (including attorneys' fees) reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding shall be advanced by the Registrant to a director or officer, at his request, upon receipt of an undertaking by the director or officer to repay such amount if it is ultimately determined that he is not entitled to indemnification.

     Indemnification is required to be made unless the Registrant determines
(in the manner provided in the Certificate of Incorporation) that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition a court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

     Article NINTH of the Registrant's Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

     The Company has purchased a general liability insurance policy which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacity as directors or officers.

     Article EIGHTH of the Registrant's Certificate of Incorporation provides that, except to the extent that the General Corporation Law of Delaware prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director.

ITEM 16.  EXHIBITS

Exhibit                       Description of Exhibit

  4.1*    --  Amended and Restated Certificate of Incorporation of the Company,
              as amended
  4.2**   --  By-laws of the Company
  4.3**   --  Specimen Certificate for shares of common stock of the Company
  5.1     --  Opinion of Hale and Dorr
 23.1     --  Consent of Price Waterhouse LLP
 23.2     --  Consent of Hale and Dorr (included in Exhibit 5.1)
 24.1     --  Power of Attorney (appears on page II-5)
___________________
  * Incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 333-04357).

 ** Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-92174).


ITEM 17.  UNDERTAKINGS

     The Company hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                    SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Naperville and State of Illinois on the 23rd day of October, 1996.

                                        SPYGLASS, INC.


                                        By: /s/ Douglas P. Colbeth
                                           ------------------------
                                           Douglas P. Colbeth
                                           President and
                                           Chief Executive Officer

                         SIGNATURES AND POWER OF ATTORNEY

     Each person whose signature appears below constitutes and appoints
Douglas P. Colbeth, Gary Vilchick and Patrick J. Rondeau, Esq. and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 of Spyglass, Inc. and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, hereby ratifying and confirming all that said attorneys-in- fact and agents or any of them or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated below on the 23rd day of October, 1996.

             Signature                                      Title
             ---------                                      -----
   /s/ Douglas P. Colbeth
   -------------------------------         President, Chief Executive Officer
        Douglas P. Colbeth                 and Director
                                           (Principal executive officer)

   /s/ Gary Vilchick
   -------------------------------         Chief Financial Officer
           Gary Vilchick                   (Principal financial officer)

   /s/ Thomas S. Lewicki
   -------------------------------         Treasurer and Controller
         Thomas S. Lewicki                 (Principal accounting officer)

   /s/ Tim Krauskopf
   -------------------------------         Director
          Tim Krauskopf

   /s/ William S. Kaiser
   -------------------------------         Director
        William S. Kaiser

   /s/ Ray Rothrock
   -------------------------------         Director
          Ray Rothrock

   /s/ Steven R. Vana-Paxhia
   -------------------------------         Director
       Steven R. Vana-Paxhia

                                   EXHIBIT INDEX


Exhibit                       Description of Exhibit
-------                     --------------------------

  4.1*    --  Amended and Restated Certificate of Incorporation of the Company,
              as amended
  4.2**   --  By-laws of the Company
  4.3**   --  Specimen Certificate for shares of common stock of the Company
  5.1     --  Opinion of Hale and Dorr
 23.1     --  Consent of Price Waterhouse LLP
 23.2     --  Consent of Hale and Dorr (included in Exhibit 5.1)
 24.1     --  Power of Attorney (appears on page II-5)
___________________
  * Incorporated by reference from the Company's Registration Statement on Form S-8 (File No. 333-04357).

 ** Incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-92174).